Exhibit 11
                                                                  -------------
                                                                   (Page 1 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                             Three Months Ended
                                                  March 31,
                                               --------------
                                                1996     1995
 Primary                                       -----    -----
 -------
  Net income ...............................   $ 295    $ 244
                                               =====    =====

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ............................     689      680
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ............................      64       43
  Shares of common stock assumed repurchased
    for treasury(a) ........................     (52)     (38)
                                               -----    -----
  Adjusted shares of common stock and common
    stock equivalents for computation ......     701      685
                                               =====    =====
Earnings per common and common
  equivalent shares ........................   $ .42    $ .36
                                               =====    =====

(a) At an average market price of $28.67 and $19.47 for the three months ended March 31, 1996 and 1995, respectively.


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                                                                     Exhibit 11
                                                                  -------------
                                                                   (Page 2 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                             Three Months Ended
                                                  March 31,
                                               --------------
                                                1996     1995
 Assuming Full Dilution                        -----    -----
 ----------------------
  Net income ...............................   $ 295    $ 244
                                               =====    =====

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ............................     689      680
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ............................      64       43
  Shares of common stock assumed repurchased
    for treasury(b) ........................     (49)     (36)
                                               -----    -----
  Adjusted shares of common stock and common
    stock equivalents for computation ......     704      687
                                               =====    =====
Earnings per common and common
  equivalent shares ........................   $ .42    $ .36
                                               =====    =====

(b) The ending market price of $30.25 was used as it is higher than the average market price of $28.67 for the three months ended March 31, 1996. The ending market price of $20.63 was used as it is higher than the average market price of $19.47 for the three months ended March 31, 1995.